Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IDACORP, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2012 (the "Report"), I, Darrel T. Anderson, Executive Vice President - Administrative Services and Chief Financial Officer of the Company, certify that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services
and Chief Financial Officer
November 1, 2012